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                                                                    EXHIBIT 23.5



                         VESTCOM INTERNATIONAL, INC.

                       Consent of Prospective Director


            The undersigned hereby consents to be named as a Director upon consummation of the Vestcom International, Inc., a New Jersey corporation (the "COMPANY") initial public offering, under the caption "Management -- Directors and Executive Officers" in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission by the Company, to register shares of the Company's Common Stock, no par value, pursuant to Section 5 of the Securities Act of 1933.


                                             /s/  Howard April
                                          --------------------------------------
                                          Howard April

Dated: March 10, 1997